EXHIBIT (10)(q)

THE EMPIRE DISTRICT ELECTRIC COMPANY 2006 INCENTIVE PLAN
THE EMPIRE DISTRICT ELECTRIC COMPANY 2015 INCENTIVE PLAN

AMENDMENT TO PERFORMANCE-BASED RESTRICTED STOCK AWARDS

The performance-based Restricted Stock Awards granted to the undersigned                           (the “Grantee”) by The Empire District Electric Company (the “Company”) under The Empire District Electric Company 2006 Stock Incentive Plan and The Empire District Electric Company 2015 Stock Incentive Plan, as applicable, that are outstanding as of the date hereof (each, an “Award”), which may include one or more of the Awards dated February 5, 2014, February 4, 2015, and February 3, 2016, as the case may be, as set forth in the Notices of Performance-Based Restricted Stock Award as of such dates, are hereby amended, effective upon and subject to the occurrence of the Merger (as defined below) and to the extent outstanding immediately prior to the Effective Time (as defined below), to provide that, as of the Effective Time, each Award shall be cancelled and converted into the right to receive a lump-sum cash payment, payable in accordance with the Merger Agreement (as defined below) to the Grantee, equal to the product of (i) the Merger Consideration (as defined below), multiplied by (ii) the total number of shares of Common Stock of the Company that would be earned for performance at Target for the Performance Period in accordance with provisions of the applicable Notice of Award.  For purposes of this Amendment, the term “Merger Agreement” shall mean the the Agreement and Plan of Merger, dated February 9, 2016, by and among the Company, Liberty Utilities (Central) Co. and Liberty Sub Corp., and the terms “Merger”, “Effective Time” and “Merger Consideration” shall have the meanings given to them thereunder.

AGREED BY:

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:
Name:
By:

GRANTEE

Name: